    As filed with the Securities and Exchange Commission on October 1, 1997.
                                                          Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                              BAY STATE GAS COMPANY
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                      04-2548120
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

              300 FRIBERG PARKWAY, WESTBOROUGH, MASSACHUSETTS 01581 (Address of principal executive office, including zip code)

                                   ----------

                              BAY STATE GAS COMPANY
                         STOCK PERFORMANCE SHARING PLAN
                            (Full title of the plan)


                                Thomas W. Sherman
                              BAY STATE GAS COMPANY
                               300 Friberg Parkway
                        Westborough, Massachusetts 01581
                                 (508) 836-7000
       (Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             DAVID S. BALABON, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 439-9500

                                   ----------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                            PROPOSED            PROPOSED
     TITLE OF            AMOUNT TO           MAXIMUM             MAXIMUM           AMOUNT OF
     SECURITIES              BE           OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
 TO BE REGISTERED       REGISTERED(1)      PER SHARE(2)          PRICE(2)            FEE
----------------------------------------------------------------------------------------------
Common Stock,              500,000           $29.22            $14,610,000          $4,428
$3.33 1/3 par value         shares
==============================================================================================

(1) IN ADDITION, THIS REGISTRATION STATEMENT COVERS AN INDETERMINATE NUMBER OF ADDITIONAL SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER SUCH PLAN AS A RESULT OF STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933 ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED BY THE NEW YORK STOCK EXCHANGE ON SEPTEMBER 24, 1997, WHICH DATE IS WITHIN FIVE(5) BUSINESS DAYS OF THE FILING HEREOF.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Bay State Gas Company (the "Company" or the "Registrant"), and other information required by
Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which have heretofore been filed by Bay State Gas Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

       (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

       (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

       (e)    The Company's Current Report on Form 8-K dated July 1, 1997.

       (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 1-7479, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

       (g) All other reports filed by the Company with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

       All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The validity of the shares of Common Stock offered hereby has been passed upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Boston, Massachusetts, legal counsel to the Company. Douglas W. Hawes, whose professional corporation is a partner of LeBoeuf, Lamb, Greene & MacRae, L.L.P., is a director of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

       The Company's Articles of Organization provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision does not eliminate the liability of a director, to the extent that such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing certain distributions to stockholders at a time when the Company is insolvent; (iv) for approving certain loans to officers or directors of the Company which are not repaid and which were not approved by a majority of disinterested directors; or (v) for any transaction from which the director derived an improper personal benefit.

       In addition, the Company holds a directors and officers liability and corporate indemnification policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8. EXHIBITS.

     EXHIBIT
       NO.
     -------
       4.1    Bay State Gas Company Stock Performance Sharing Plan.

       4.2 Articles of Organization of the Company, as amended (filed as Exhibit 3.1 to the Company's Form 10-Q dated February 9, 1995 (File No. 1-7479), and incorporated herein by reference).

       4.3    By-Laws of the Company.

       4.4    Form of Common Stock Certificate.

       5      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

       23.1   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
              Exhibit 5).

       23.2   Consent of KPMG Peat Marwick LLP.

ITEM 9. UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Massachusetts, on this 25th day of September, 1997.

                                       BAY STATE GAS COMPANY


                                       By: /s/ Thomas W. Sherman
                                           ----------------------------------
                                           Thomas W. Sherman
                                           Executive Vice President,
                                           Treasurer and Director


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                            Date
---------                         -----                            ----


/s/ Roger A. Young           Chairman of the Board of        September 25, 1997
-------------------------    Directors and Director
Roger A. Young               (Principal Executive Officer)



/s/ Joel L. Singer           President and Director          September 25, 1997
-------------------------
Joel L. Singer



/s/ Thomas W. Sherman        Executive Vice President,       September 25, 1997
-------------------------    Treasurer and Director
Thomas W. Sherman            (Principal Financial and
                             Accounting Officer)


/s/ Lawrence J. Finnegan     Director                        September 25, 1997
-------------------------
Lawrence J. Finnegan



/s/ Douglas W. Hawes         Director                        September 25, 1997
-------------------------
Douglas W. Hawes

Signature                           Title                       Date
---------                           -----                       ----


/s/ Walter C. Ivancevic            Director               September 25, 1997
--------------------------
Walter C. Ivancevic



/s/ John H. Larson                 Director               September 25, 1997
--------------------------
John H. Larson



/s/ Jack E. McGregor               Director               September 25, 1997
--------------------------
Jack E. McGregor



/s/ Daniel J. Murphy III           Director               September 25, 1997
--------------------------
Daniel J. Murphy III



/s/ George W. Sarney               Director               September 25, 1997
--------------------------
George W. Sarney



/s/ Charles H. Tenney II           Director               September 25, 1997
--------------------------
Charles H. Tenney II





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


                                 EXHIBIT INDEX


Exhibit
  No.       Title of Exhibit                                           Page No.
-------     ----------------                                           --------

  4.1       Bay State Gas Company Stock Performance Sharing Plan.

  4.2 Articles of Organization of the Company, as amended (filed as Exhibit 3.1 to the Company's
            Form 10-Q dated February 9, 1995 (File No. 1-7479), and incorporated herein by reference).

  4.3       By-Laws of the Company.

  4.4       Form of Common Stock Certificate.

  5         Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

  23.1      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            (included in Exhibit 5).

  23.2      Consent of KPMG Peat Marwick LLP.





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